UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2021

Medicus Sciences Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40068	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 West 57th Street, Floor 20

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 259-8400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-ninth of one redeemable warrant	MSACU	The Nasdaq Stock Market LLC

Class A ordinary shares included as part of the units	MSAC	The Nasdaq Stock Market LLC

Redeemable warrants included as part of the units	MSACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 1, 2021, Medicus Sciences Acquisition Corp. (the “Company”) announced that, commencing April 5, 2021, the Company’s units will no longer trade, and that the Company’s Class A ordinary shares and warrants, which together comprise the units will commence trading separately. The Class A ordinary shares and warrants that are separated will trade on the Nasdaq Capital Market under the symbols “MSAC” and “MSACW,” respectively. This is a mandatory and automatic separation, and no action is required by the holders of units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated April 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2021

MEDICUS SCIENCES ACQUISITION CORP.

By:	/s/ Michael Castor
Name: Michael Castor
Title: Chief Executive Officer